UMH PROPERTIES, INC.

Amendment to Employment Agreement

Samuel A. Landy

EFFECTIVE JANUARY 1, 2012

BY AND BETWEEN:

UMH PROPERTIES, INC,

a Maryland Corporation (“Corporation”)

AND:

Samuel A. Landy (“Employee”)

Whereas the parties desire to amend the Employment Agreement (“the Agreement”) of Samuel A. Landy, effective January 1, 2012,

NOW THEREFORE, Paragraph 5 (A) 3 shall be deleted and replaced with the following language:

During the 2012 calendar year, Employee shall be awarded 25,000 shares of the Corporation’s Restricted Stock in accordance with the Corporation’s Stock Option Plan.  In each subsequent calendar year of employment pursuant to the Agreement, Restricted Stock shall be awarded to Employee at the discretion of the Compensation Committee of the Board of Directors, and subject to approval of the Stock Option Committee.

In all other respects, the Agreement shall remain unchanged.

IN WITNESS WHEREOF, Corporation has by its appropriate officers signed and affixed its seal and Employee has signed and sealed this Amendment to Employment Agreement.

UMH PROPERTIES, INC.

By:  ____________________________

Richard Molke, Chairman

/s/Richard Molke, Chairman

Compensation Committee

 (SEAL)

By:____________________________

Samuel Landy

/s/Samuel Landy

Employee

Dated: ___________________________